Exhibit 99

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of such a statement on Schedule 13G with respect to the common stock beneficially owned by each of them of Catalent, Inc. This Joint Filing Agreement shall be included as an Exhibit to such Schedule 13G.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 12th day of February, 2015.

GENSTAR PHOENIX HOLDINGS, LLC, a Delaware limited liability company

By:	Genstar Capital Partners IV, L.P.
Its Manager

By:	Genstar Capital IV, L.P.
Its General Partner

By:	Genstar IV GP LLC
Its General Partner

By:	/s/ Jean-Pierre L. Conte
Jean-Pierre L. Conte, Managing Director

GENSTAR CAPITAL PARTNERS IV, L.P., a Delaware limited partnership

By:	Genstar Capital IV, L.P.
Its General Partner

By:	Genstar IV GP LLC
Its General Partner

By:	/s/ Jean-Pierre L. Conte
Jean-Pierre L. Conte, Managing Director

GENSTAR CAPITAL IV, L.P., a Delaware limited partnership

By:	Genstar IV GP LLC
Its General Partner

By:	/s/ Jean-Pierre L. Conte
Jean-Pierre L. Conte, Managing Director

GENSTAR IV GP LLC, a Delaware limited liability company

By:	/s/ Jean-Pierre L. Conte
Jean-Pierre L. Conte, Managing Director

JEAN-PIERRE L. CONTE

/s/ Jean-Pierre L. Conte

ROBERT WELTMAN

/s/ Robert Weltman